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                                                                      EXHIBIT 15


                           GOTHIC ENERGY CORPORATION
           LETTER REGARDING UNAUDITED INTERIM FINANCIAL INFORMATION


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re:  GOTHIC ENERGY CORPORATION
          REGISTRATION ON FORMS S-3 AND S-8

Gentlemen:

     We are aware that our report dated October 29, 1999 on our review of the interim financial information of Gothic Energy Corporation for the periods ended September 30, 1999 and 1998 and included in the Company's quarterly report on Form 10-QSB for the quarter ended September 30, 1999, is incorporated by reference in the Company's Registration Statements on Form S-3 (File Nos. 333-68085 and 333-38679) and Form S-8 (File Nos. 333-82287, 333-82291, and 333-
82289).




                           PricewaterhouseCoopers LLP


Tulsa, Oklahoma
October 29, 1999